SEVENTH AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF NOVEMBER [__], 2017

AMONG

CALIFORNIA RESOURCES CORPORATION,
AS THE BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

BANK OF AMERICA, N.A.,
AS SYNDICATION AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

AND

THE LENDERS
PARTY HERETO

SEVENTH AMENDMENT TO CREDIT AGREEMENT
This Seventh Amendment to Credit Agreement (this “Amendment”) dated as of [__], 2017, is among California Resources Corporation, a Delaware corporation (the “Borrower”), each of the undersigned Guarantors, each Lender party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITALS
A.The Borrower, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Credit Agreement dated as of September 24, 2014 (as amended by the First Amendment to Credit Agreement dated as of February 25, 2015, the Second Amendment to Credit Agreement dated as of November 2, 2015, the Third Amendment to Credit Agreement dated as of February 23, 2016, the Fourth Amendment to Credit Agreement dated as of April 22, 2016, the Fifth Amendment and Waiver to Credit Agreement dated as of August 12, 2016, the Sixth Amendment to Credit Agreement dated as of February 14, 2017 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
B.The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein to, among other things, permit the incurrence of the First Out Substitute Facility Indebtedness.
C.NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment, including the recitals hereto, has the meaning assigned to such term in the Credit Agreement as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.1.
(a)    The following defined terms are hereby amended and restated in their entirety or added in their entirety, in each case to read as follows:
“2020 Notes” shall mean the Borrower’s $1,000,000,000 5.00% Senior Notes due 2020.
“2021 Notes” shall mean the Borrower’s $1,750,000,000 5.50% Senior Notes due 2021.
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change. If the ABR is being used as an alternate rate of interest pursuant to Section 2.17 hereof, then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Change of Control” shall mean and be deemed to have occurred if:
(a) any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 35% of the ordinary voting power for the election of directors of the Borrower;
(b) occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the Board of Directors of the Borrower or (iii) approved by the Board of Directors of the Borrower for consideration by shareholders as director candidates prior to their election; or
(c) a “Change of Control” shall occur under the Senior Notes Documents.
“Consolidated Interest Charges” shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) interest, debt premium, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries to the extent paid in cash, in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of cash rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP minus (c) to the extent included in such amount, fees, charges and related expenses incurred in connection with the consummation of this Agreement, any amendment or other modification hereto from time to time and/or the issuance, incurrence or repayment of any Indebtedness permitted hereunder; provided, that Consolidated Interest Charges shall include the portion of original issue discount on any Indebtedness in excess of 500 basis points and the portion of payment-in-kind interest on any Indebtedness in excess of 200 basis points.
“Elk Hills Power Plant” shall mean the 550 MW natural gas-fired, combined cycle cogeneration facility commonly known as the Elk Hills Power Plant located in western Kern County, California, approximately 25 miles west of Bakersfield, California, near the intersection of Elk Hills Road and Skyline Road.
“First Lien Asset Coverage Ratio” shall mean as of the last day of each fiscal quarter of the Borrower, the ratio of (a) the sum of (i) PV-10 and (ii) the Hedge PV-10, in each case as reflected in the most recently delivered Reserve Report to (b) the sum of the aggregate principal amount of all Indebtedness for borrowed money that is secured by a Priority Lien (as defined in the Existing Intercreditor Agreement).
“First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement among JPMorgan Chase Bank, N.A., as first-out agent, The Bank of New York Mellon Trust Company, N.A., as second-out agent, and the other parties from time to time party thereto, dated as of August 15, 2016, as it may be amended, restated, supplemented or otherwise modified from time to time.
“First Out Collateral Agency Agreement” shall mean a collateral agency agreement by and among the Borrower, the Administrative Agent as agent for the secured parties under this Agreement, the agent for the secured parties under the First Out Substitute Facility Credit Documents, and the First Out Collateral Agent in the form of Exhibit L or another form otherwise reasonably acceptable to the Majority Lenders.
“First Out Collateral Agent” shall mean the “Collateral Agent” as defined in the First Out Collateral Agency Agreement.
“First Out Substitute Facility Credit Agreement” shall mean that certain Credit Agreement to be dated on or around the Seventh Amendment Effective Date, among the Borrower, as borrower, the banks and financial institutions party thereto as lenders, the administrative agent thereunder, and the other parties party thereto.
“First Out Substitute Facility Credit Documents” shall mean the First Out Substitute Facility Credit Agreement, the First Out Collateral Agency Agreement and any other security documents, instruments or certificates delivered or contemplated to be delivered thereunder or in connection therewith.
“First Out Substitute Facility Indebtedness” shall mean the Indebtedness of the Borrower and its Subsidiaries evidenced by the First Out Substitute Facility Credit Documents.
“Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“LIBOR Rate” shall mean, with respect to any LIBOR Loan for any Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Screen Rate” shall mean, for any day and time, with respect to any LIBOR Loan for any Interest Period, the London interbank offered rate as administered by Intercontinental Exchange Benchmark Administration Ltd. (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), provided that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Maturity Date” shall mean the earlier to occur of (a) June 30, 2021, (b) in the event that $100,000,000 or greater aggregate principal amount of 2020 Notes remain outstanding on the date that is 273 days prior to their stated maturity date (such 273rd day prior, the “2020 Notes Springing Maturity Date”), the 2020 Notes Springing Maturity Date and (c) in the event that $100,000,000 or greater aggregate principal amount of 2021 Notes remain outstanding on the date that is 273 days prior to their stated maturity date (such 273rd day prior, the “2021 Notes Springing Maturity Date”), the 2021 Notes Springing Maturity Date.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under (a) (i) any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement or (ii) any First Out Substitute Facility Credit Document (collectively, the “First Out Obligations”) or (b) the First Lien Second Out Credit Documents (the “First Lien Second Out Obligations”), in each case, entered into with the Borrower or any of its Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents, First Out Substitute Facility Credit Documents and First Lien Second Out Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document, First Out Substitute Facility Credit Document or First Lien Second Out Credit Document. Notwithstanding the foregoing, solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Hedge Obligations of such Credit Party shall in any event be excluded from “Obligations” owing by such Credit Party.
“Permitted Junior Refinancing Indebtedness” shall mean, with respect to any Indebtedness for borrowed money (the “Refinanced Borrowed Money Indebtedness”), any Permitted Junior Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively, for purposes of this definition, to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Borrowed Money Indebtedness (or previous refinancing thereof constituting Permitted Junior Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Junior Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Borrowed Money Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) the direct and contingent obligors with respect to such Permitted Junior Refinancing Indebtedness are not changed (except that a Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 11.1(g), such Permitted Junior Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Borrowed Money Indebtedness (calculated at the time such Permitted Junior Refinancing Indebtedness is incurred), (D) the terms and conditions of any such Permitted Junior Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of this Agreement (other than as to interest rates, fees, floors, funding discounts and redemption, prepayment or make-whole premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (E) any such Permitted Junior Refinancing Indebtedness is secured by the Liens on the Collateral that secure the First Out Obligations but provide for collateral recovery in respect of such Liens to be junior to the collateral recovery in respect of the First Out Obligations, (F) any such Permitted Junior Refinancing Indebtedness is subject to the Existing Intercreditor Agreement such that the lending parties under such Permitted Junior Refinancing Indebtedness are “Priority Lien Secured Parties” (as defined therein), (G) any such Permitted Junior Refinancing Indebtedness is subject to the First Lien Intercreditor Agreement such that the lending parties under such Permitted Junior Refinancing Indebtedness are “Second-Out Secured Parties” (as defined therein), (H) any such Permitted Junior Refinancing Indebtedness is subject to an intercreditor agreement as between the administrative agent for the First Lien Second Out Secured Parties, as representative for such debt holders, and the administrative agent for the Permitted Junior Refinancing Indebtedness, as representative for such debt holders, in form and substance substantially similar to the First Lien Intercreditor Agreement with such modifications as are necessary to provide that under such agreement the First Lien Second Out Obligations will be priority obligations and the Permitted Junior Refinancing Indebtedness will be secondary obligations, or otherwise in a form reasonably acceptable to the Majority Lenders and (I) any such Permitted Junior Refinancing Indebtedness has a maturity date (taking into account any adjustable features of the maturity date) that is not earlier than 91 days after the Maturity Date (determined at the time of issuance or incurrence of such Permitted Junior Refinancing Indebtedness).
“Pledge Agreement” shall mean that certain Amended and Restated Pledge Agreement, dated as of the Seventh Amendment Effective Date, among the Borrower, the other pledgors party thereto and the Administrative Agent, for the benefit of the Secured Parties.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is a party to any Secured Cash Management Agreement, the First Out Collateral Agent, each sub-agent pursuant to Article XIII appointed by the Administrative Agent with respect to matters relating to the Credit Documents and any administrative agent for and each lender under the First Out Substitute Facility Indebtedness and any Permitted Refinancing Indebtedness in respect thereof.
“Security Agreement” shall mean that certain Amended and Restated Security Agreement, dated as of the Seventh Amendment Effective Date, among the Borrower, the other grantors party thereto and the Administrative Agent, for the benefit of the Secured Parties.
“Senior Notes” shall mean collectively, (a) the 2020 Notes; (b) the 2021 Notes; and (c) the Borrower’s $2,250,000,000 6.00% Senior Notes due 2024.
“Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement, dated as of [__], 2017, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” shall mean the Effective Date (as defined in the Seventh Amendment).
(b)    The definition of “Applicable Margin” is hereby amended by (i) deleting “(the “Calculation Period”)” in clause (a) thereof and (ii) amending and restating clause (b) thereof in its entirety to read as follows:
“(b)    during a Borrowing Base Trigger Period, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:
Table 2

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≥ 90%	< 90% but ≥ 75%	< 75% but ≥ 25%	< 25%
LIBOR Loans	4.00%	3.75%	3.50%	3.25%
ABR Loans	3.00%	2.75%	2.50%	2.25%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%
provided that if for any day during a Borrowing Base Trigger Period, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid of Table 2 is lower than the rate per annum set forth in the grid of Table 1, the rate per annum set forth in the grid of Table 1 shall apply.
During a Borrowing Base Trigger Period, each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if the Borrower fails to deliver a Reserve Report pursuant to Section 10.13, and until such Reserve Report is delivered, then the “Applicable Margin” means the rate per annum set forth on Table 2 when the Borrowing Base Utilization Percentage is at its highest level.”
(c)    The definition of “Collateral Requirements” is hereby amended by adding “and subject to the requirements of Section 10.10(f) in the case of non-Borrowing Base Properties acquired after the Sixth Amendment Effective Date,” after “on behalf of the Secured Parties on or after the Fifth Amendment Effective Date,” in clause (b) thereof.
(d)    The definition of “Consolidated First Lien First Out Secured Debt” is hereby amended by replacing the parenthetical at the end thereof in its entirety with the following parenthetical:
“(other than First Out Substitute Facility Indebtedness and First Lien Second Out Junior Indebtedness)”.
(e)    The definition of “Excluded Property” is hereby amended by (i) deleting “and” immediately before clause (e) thereof, (ii) replacing the “.” at the end thereof with “and” and (iii) inserting a new clause (f) to read as follows:
“(f) from the Seventh Amendment Effective Date until the date the Administrative Agent or any Lender elects that any such property shall no longer constitute Excluded Property, each property set forth on Schedule 1.1(e).”
(f)    The definition of “Liquidity” is hereby amended by replacing “in favor of any Person” with “solely in favor of Persons”.

(g)    The definition of “Permitted Junior Indebtedness” is hereby amended by (i) replacing “and” immediately before clause (b) thereof with “,” and (ii) replacing “.” at the end of thereof with “and (c) any Indebtedness permitted under Section 11.1(bb).”
(h)    The definition of “Revolving Commitment” is hereby amended by replacing “Fifth Amendment Effective Date is $1,400,000,000” with “Seventh Amendment Effective Date is $1,000,000,000” in the last sentence thereof.
(i)    The definition of “Security Documents” is hereby amended by (i) adding a new clause (f) to read “(f) the First Out Collateral Agency Agreement” and (ii) re-lettering former clause (f) as new clause (g).
(j)    The following definitions are hereby deleted in their entirety: “Consolidated First Lien Secured Debt”; “Fifth Amendment Covenant Period”; “First Lien Senior Secured Leverage Ratio”; and “Loan Documents”.
2.2    Amendment to Section 2.5. Subsection 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    The Borrower hereby promises to pay to the Administrative Agent, for the account of the Term Loan Lenders, equal quarterly installments, which shall be due and payable on last Business Day of each March, June, September and December, commencing September 30, 2019, in an amount equal to $12,500,000, with the outstanding principal balance of the Term Loans due and payable on the Maturity Date.”

2.3    Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.10 Increased Costs, Illegality, Etc.
(a) In the event that any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i) that, due to a Change in Law occurring at any time or after the Funding Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or
(ii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lender shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.10(b), as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(i) or (ii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(ii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(i) or (ii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c) If, after the Funding Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Funding Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Funding Date (except as otherwise set forth in the definition of Change in Law). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.”
2.4     Amendment to Section 2.16. Subsection 2.16(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    no such increase shall cause the aggregate increases in Commitments pursuant to this Section 2.16 to exceed the lesser of (a) $50,000,000 and (b) the positive difference if any between (i) the Borrowing Base and (ii) the sum of the Total Revolving Commitments and the Total Term Loans Commitments;”

2.5    Amendment to Article 2. Article 2 of the Credit Agreement is hereby amended by inserting the following new Section 2.17 to read as follows:
“2.17. Alternate Rate of Interest.
(a) If prior to the commencement of any Interest Period for a Borrowing of LIBOR Loans:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii) the Administrative Agent is advised by (x) in the case of a Revolving Borrowing of LIBOR Loans, the Majority Revolving Lenders or (y) in the case of a Term Loan Borrowing of LIBOR Loans, the Majority Term Loan Lenders, that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Revolving Lenders or Term Loan Lenders, as applicable, of making or maintaining their Revolving Loans or their Term Loans, as applicable, included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone or e-mail or other electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (A) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective and (B) if any Notice of Borrowing requests a Borrowing of LIBOR Loans, such Borrowing shall be made as a Borrowing of ABR Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 14.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.17(b), only to the extent the LIBOR Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective, (y) if any Notice of Borrowing requests a Borrowing of LIBOR Loans, such Borrowing shall be made as a Borrowing of ABR Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
2.6    Amendment to Section 5.2.
(a)    Subsection 5.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(e)    Repayment of Loans Following Disposition of Non-Borrowing Base Properties. If the Borrower or any one of the other Credit Parties consummates a Disposition (other than (i) Dispositions valued in good faith by the Borrower at less than $1,000,000 individually or $10,000,000 in the aggregate for any fiscal year of the Borrower, (ii) Exploration and Development Dispositions for which any cash received is used to pay or reimburse costs and expenses incurred in the conduct of exploration and development operations in connection with the related Development Joint Venture, farm-ins or farm-outs,

(iii) Dispositions of any non-Borrowing Base Properties (including net profits interests) to any Development Joint Venture (including any NPI JV) on or after the Sixth Amendment Effective Date for which the consideration received is reinvested in any Development Joint Venture (including any NPI JV) or in any of the Credit Parties’ Oil and Gas Properties and (iv) a Disposition of the Elk Hills Power Plant), to a Person other than the Borrower or any one of the other Credit Parties (x) of properties not constituting Borrowing Base Properties or (y) of any Stock or Stock Equivalents of any Subsidiary owning properties not constituting Borrowing Base Properties (each such Disposition, other than those listed in the foregoing clauses (i), (ii), (iii) or (iv), a “Non-Borrowing Base Disposition”), the Borrower shall:
(A) in the event the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition together with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date are less than or equal to $500,000,000, on the Business Day after receiving such proceeds (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 25% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which are less than or equal to $500,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (II) the sum of the then-outstanding Term Loans and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 25% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which are less than or equal to $500,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (y) the amount of the prepayment of Term Loans required by Section 5.2(e)(A)(1);
(B) in the event the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition together with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date are greater than $500,000,000, but less than or equal to $1,000,000,000, on the Business Day after receiving such proceeds (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 50% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $500,000,000 but are less than or equal to $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (II) the sum of the then-outstanding Term Loans and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 50% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $500,000,000 but are less than or equal to $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (y) the amount of the prepayment of Term Loans required by Section 5.2(e)(B)(1); or

(C) in the event the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition together with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date are greater than $1,000,000,000, on the Business Day after receiving such proceeds (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 75% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (II) the sum of the then-outstanding Term Loans, and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 75% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (y) the amount of the prepayment of Term Loans required by Section 5.2(e)(C)(1); provided, that contemporaneously with any repayment of Revolving Loans made pursuant to Section 5.2(e)(C)(2), the Total Revolving Commitment shall be reduced by the amount of such repayment;
provided that in the event of a Disposition of the Elk Hills Power Plant, the Borrower shall (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 50% of the Net Cash Proceeds obtained from such Disposition of the Elk Hills Power Plant and (II) the sum of the then-outstanding Term Loans and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 50% of the Net Cash Proceeds obtained from such Disposition of the Elk Hills Power Plant and (y) the amount of the prepayment of Term Loans required by clause (1) immediately above; provided further, notwithstanding the second proviso following Section 5.2(h), any such prepayment of Term Loans in connection with any Non-Borrowing Base Disposition or the Disposition of the Elk Hills Power Plant prepayment shall be applied in direct order of maturity among such Term Loans; provided further that, Net Cash Proceeds obtained from any Non-Borrowing Base Disposition or Disposition of the Elk Hills Power Plant that are not required to be applied to prepay the Loans pursuant to Section 5.2(e)(A), Section 5.2(e)(B) or Section 5.2(e)(C) above or the second foregoing proviso may be (x) used or reserved for a purpose permitted by Section 11.7(a)(i), (y) used or otherwise reserved for general corporate purposes (other than, for the avoidance of doubt, prepayment of any Indebtedness (excluding prepayment of First Out Obligations arising under the Credit Documents)) or (z) used or reserved to make O&G Expenditures.”
(b)    Subsection 5.2(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(g) Repayment of Loans Following Incurrence of Indebtedness. If the Borrower or any one of the other Credit Parties incurs any Indebtedness other than Revolving Loans, Permitted Refinancing Indebtedness and Indebtedness permitted under subsections (c) (to the extent the intercompany loan or advance is between two Credit Parties), (g), (j) and (m)

of Section 11.1, the Borrower shall, on the Business Day after receiving such proceeds, (i) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (A) 100% of the Net Cash Proceeds obtained from such incurrence (minus at any time after the Seventh Amendment Effective Date, any Net Cash Proceeds used or reserved (for a period not to exceed four (4) calendar months) for a purpose permitted by Section 11.7(a)(ii)) and (B) the sum of the then outstanding Term Loans and (ii) repay the Revolving Loans with any such Net Cash Proceeds remaining after giving effect to the prepayment of Term Loans required by Section 5.2(g)(i); provided, further, that contemporaneously with any repayment of Revolving Loans made pursuant to Section 5.2(g)(ii), the Total Revolving Commitment shall be reduced by the amount of such repayment.”
(c)    Subsection 5.2(h) of the Credit Agreement is hereby deleted in its entirety and the subsequent clauses re-numbered accordingly.
2.7    Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following Section 9.25 at the end thereof.
“As of the Seventh Amendment Effective Date, Schedule 9.25 identifies all Mortgaged Property such that if such Mortgaged Property were located in a special flood hazard area, such Mortgaged Property would require flood insurance pursuant to the Flood Insurance Regulations.
2.8    Amendment to Section 10.3. Section 10.3 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“If any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) constitutes Mortgaged Property, each applicable Credit Party shall maintain in full force and effect flood insurance for such property, structures and contents in such amount and for so long as required by the Flood Insurance Regulations.”
2.9    Amendment to Section 10.10. Section 10.10 of the Credit Agreement is hereby amended by adding new clauses (g) and (h) to read as follows:
(g)    Within twenty (20) days of the Seventh Amendment Effective Date (or such longer period as the Majority Lenders may agree in their sole discretion), the applicable Credit Parties shall execute and deliver to the Administrative Agent Mortgages with respect to each property set forth on Schedule 9.25; provided that the Administrative Agent will provide five (5) Business Days’ advance notice to the Lenders before recording any Mortgages delivered in connection with this Section 10.10(g) and, absent an objection from any Lender by notice to the Administrative Agent of additional flood due diligence requirements with respect to such Mortgaged Properties, the Administrative Agent will proceed to record such Mortgages.
(h) Within twenty (20) days of the day on which the Administrative Agent provides notice to the Borrower of the election by the Administrative Agent or any Lender that a property listed on Schedule 1.1(e) shall no longer constitute Excluded Property (or such longer period as the Majority Lenders may agree in their sole discretion), the applicable Credit Parties shall execute and deliver to the Administrative Agent Mortgages with respect to each such property; provided that the Administrative Agent will provide five (5) Business Days’ advance notice to the Lenders before recording any Mortgages delivered in connection with any such election and, absent an objection from any Lender by notice to the Administrative Agent of additional flood due diligence requirements with respect to such Mortgaged Properties, the Administrative Agent will proceed to record such Mortgages.
2.10    Amendment to Section 11.1.    Section 11.1 of the Credit Agreement is hereby amended by (a) replacing “(aa)” in Subsection 11.1(y) with “(cc)”, (b) replacing “750,000,000” at the end of Subsection 11.1(z) with “150,000,000”, (c) deleting “and” at the end of Subsection 11.1(z), (d) replacing “.” at the end of Subsection 11.1(aa) with “;” and (e) adding new Subsections 11.1(bb) and 11.1(cc) to read as follows:
“(bb)    (1) First Out Substitute Facility Indebtedness in an aggregate outstanding principal amount not to exceed the positive difference between (x) the greater of (i) the Borrowing Base and (ii) $2,200,000,000 and (y) the Total Commitment (such amount, the “First Out Substitute Facility Cap”); provided that (i) such Indebtedness is subject to the Existing Intercreditor Agreement such that the lending parties under such Indebtedness are “Priority Lien Secured Parties” (as defined therein), (ii) such Indebtedness is subject to the First Lien Intercreditor Agreement such that the lending parties under such Indebtedness are “First Out Secured Parties” (as defined therein), (iii) is subject to a First Out Collateral Agency Agreement, (iv) has a maturity date (taking into account any adjustable features of the maturity date) that is not earlier than 91 days after the Maturity Date (determined at the time of issuance or incurrence of such Indebtedness), (v) is issued at market terms, as certified by an Authorized Officer of the Borrower in good faith, which certification may be made at the time that the documents governing such Indebtedness are entered into and (vi) may not be mandatorily prepaid prior to the repayment of the Term Loans (except regularly scheduled amortization payments not to exceed 1% annually of the original principal amount of such Indebtedness or as a result of a change of control or asset sale); provided, further, that the First Out Substitute Facility Credit Documents and the terms of such Indebtedness shall be (A) reasonably satisfactory to the Majority Lenders or (B) either (x) not materially more restrictive, taken as a whole, to the Borrower and its Subsidiaries, than the Credit Documents (or if materially more restrictive, the Lenders receive the benefit of the more restrictive terms which, for the avoidance of doubt, may be provided to the Lenders without consent) or (y) if more restrictive, then such more restrictive terms are only applicable after all of the First Out Obligations (other than First Out Obligations arising under the First Out Substitute Facility Credit Documents) then due shall have been indefeasibly paid in full in cash, in each case, as certified by an Authorized Officer of the Borrower in good faith and (2) any Permitted Refinancing Indebtedness issued or incurred to refinance such Indebtedness; and
(cc) Permitted Junior Refinancing Indebtedness.”

2.11    Amendment to Section 11.2.
(a)    Subsection 11.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Liens arising under the (i) Credit Documents and (ii) First Out Substitute Facility Credit Documents, in each case, to secure the First Out Obligations (including Liens contemplated by Section 3.8); provided that the First Out Obligations secured by Liens arising under the First Out Substitute Facility Credit Documents shall not exceed the First Out Substitute Facility Cap;”
(b)    Section 11.2 of the Credit Agreement is hereby amended by (a) deleting “and” at the end of Subsection 11.2(aa), (b) replacing “.” at the end of Subsection 11.2(bb) with “; and” and (c) adding new Subsection 11.2(cc) to read as follows:
“(cc) Liens securing Permitted Junior Refinancing Indebtedness.”
2.12    Amendment to Section 11.4. The final paragraph of Subsection 11.4(a) shall be amended and restated in its entirety as follows:
“provided, however, that at least 75% (or with respect to Non-Borrowing Base Dispositions or a Disposition of the Elk Hills Power Plant under Section 11.4(a)(xiii) only, the respective percentage of cash necessary for the Borrower to satisfy its Loan prepayment obligations under Section 5.2(e)) of the consideration received by the Borrower or any Subsidiary in connection with a Disposition permitted under this Section 11.4(a) is in the form of cash (other than (A) any Disposition permitted under subsections (i), (iii)-(iv), (vii)-(ix), (xi), (xii) or (xv) of Section 11.4(a), (B) any Dispositions of net profits interests to any NPI JV on or after the Sixth Amendment Effective Date and (C) any Disposition consisting of (x) farm-in or farm-out transactions permitted under this Section 11.4(a) or (y) Proved Reserves disposed of to a Development Joint Venture (including an NPI JV); provided that (1) any portion of such Dispositions under clauses (B) or (C) (an “Exploration and Development Disposition”) constituting Borrowing Base Properties is subject to the terms of Section 11.4(a)(ii), (2) the PV-9, as set forth in the most recently delivered Reserve Report, of any such Borrowing Base Properties included in such Exploration and Development Disposition, is in the aggregate less than or equal to $250,000,000 during the term of this Agreement and (3) cash received in such Exploration and Development Disposition may be used to fund exploration and development operations); provided further that if the consideration for any Disposition (other than Dispositions referenced in clauses (A) (excluding any Disposition under subsection 11.4(a)(iii) made to a Subsidiary that is not a Credit Party), (B) and (C) above) equals or exceeds $100,000,000, such Disposition shall be for Fair Market Value and the determination of Fair Market Value shall be confirmed by an investment bank or made by an independent third-party reasonably acceptable to the Administrative Agent.”
2.13    Amendment to Section 11.5. Subsection 11.5(b) of the Credit Agreement is hereby amended by (a) deleting “and” at the end of Subsection 11.5(b)(xx), (b) replacing “.” at the end of Subsection 11.5(b)(xxi) with “; and” and (c) adding a new Subsection 11.5(b)(xxii) to read as follows:
“(xxii) Investments in office buildings or other similar commercial real property useful for the operations of the Borrower in an amount not to exceed $50,000,000 in the aggregate.”
2.14    Amendment to Section 11.7. Subsections 11.7(a) and 11.7(b) of the Credit Agreement are amended and restated in their entirety to read as follows:
“(a)    Except as permitted by Section 11.7(b), the Borrower shall not, and shall not permit the other Credit Parties to, make any prepayment, repurchase, redemption or defeasance of the Senior Notes, any Permitted Junior Indebtedness, Permitted Junior Refinancing Indebtedness or any Permitted Additional Debt (it being understood that payments of regularly scheduled cash interest in respect of, payment of principal on the scheduled maturity date of, the Senior Notes, Permitted Junior Indebtedness (only to the extent permitted under the definition thereof), Permitted Junior Refinancing Indebtedness or Permitted Additional Debt shall be permitted prior to maturity, as applicable), except the Borrower or any Credit Party, as applicable, may:
(i)    after giving effect to any prepayment of Loans required by Section 5.2(e) as the result of a Non-Borrowing Base Disposition or Disposition of the Elk Hills Power Plant, as applicable, prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness with an amount up to (w) for all Net Cash Proceeds obtained as consideration for a Non-Borrowing Base Disposition that total less than or equal to $500,000,000 when aggregated with all consideration obtained for Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date, 75% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness), (x) for all Net Cash Proceeds obtained as consideration for a Non-Borrowing Base Disposition that total greater than $500,000,000 but less than or equal to $1,000,000,000 when aggregated with all consideration obtained for Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date, 50% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness), (y) for all Net Cash Proceeds obtained as consideration for a Non-Borrowing Base

Disposition that total greater than $1,000,000,000 when aggregated with all consideration obtained for Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date, 25% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness) or (z) for all Net Cash Proceeds obtained as consideration for a Disposition of the Elk Hills Power Plant, 50% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness).
(ii)    prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness with an amount up to 100% multiplied by the sum of (x) Net Cash Proceeds plus (y) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as proceeds, in each case of any incurrence of Indebtedness permitted under Section 11.1(aa) (such amount reduced by any portion of the total proceeds of such incurrence received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness (which Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness may comprise up to 100% of such total proceeds));
(iii)    within four months of the date of any Non-Borrowing Base Disposition or the Disposition of the Elk Hills Power Plant, as applicable, prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness with the proceeds of Revolving Loans in an amount equal to the positive difference, if any, between (x) the amount of proceeds of such Non-Borrowing Base Disposition or such Disposition of the Elk Hills Power Plant that would be permitted to be used to prepay, repurchase, redeem or defease any Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness pursuant to Section 11.7(a)(i) and (y) the amount of proceeds of such Non-Borrowing Base Disposition or such Disposition of the Elk Hills Power Plant, as the case may be, that were previously used to prepay, repurchase, redeem or defease Permitted Additional Debt, Senior Notes Permitted Second Lien

Indebtedness or Permitted Junior Refinancing Indebtedness pursuant to Section 11.7(a)(i); and
(iv)    prepay, repurchase, redeem, defease or exchange any Indebtedness for borrowed money at a discount to par with Net Cash Proceeds of the incurrence of, or exchange for, Indebtedness incurred under Section 11.1(cc).
provided that (1) after giving pro forma effect to such prepayment repurchase, redemption or defeasance, Liquidity is equal to $250,000,000 or greater, (2) no Event of Default has occurred and is continuing, (3) after giving pro forma effect to such prepayment, repurchase, redemption or defeasance and any related pro forma adjustment (including, without limitation, any substantially concurrent incurrence of Indebtedness or Disposition and with such pro forma adjustments including the recalculation of PV-10 on a pro forma basis), the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11, (4) the principal amount of such Indebtedness is prepaid, repurchased, redeemed or defeased at a discount of 20% to par or greater (calculated for each prepayment, repurchase, redemption or defeasance on a weighted average basis giving effect (in addition to the discount in such prepayment, repurchase, redemption or defeasance) to any prior discount in prepayments, repurchases, redemptions or defeasances that have occurred from the first day of the calendar quarter in which such prepayment, repurchase, redemption or defeasance is consummated to the date such prepayment, repurchase, redemption or defeasance is consummated (it being understood that such calculation shall be made exclusive of any consideration paid to the holders of such Indebtedness in the form of Stock or the cash proceeds of Stock used to prepay, repurchase, redeem or defease such Indebtedness)) and (5) in the case of any prepayment, repurchase, redemption, defeasance or exchange with proceeds of Permitted Junior Refinancing Indebtedness after giving pro forma effect to such prepayment, repurchase, redemption or defeasance, there is no increase in the Consolidated Interest Charges. Notwithstanding anything to the contrary contained in this Section 11.7(a), the Borrower may use the proceeds of Revolving Loans to prepay, repurchase, redeem or defease up to $100,000,000 aggregate principal amount of 2020 Notes and 2021 Notes after the Seventh Amendment Effective Date. For the avoidance of doubt, for the purposes of this Section 11.7(a), the amount of any Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness shall be calculated using the Fair Market Value of such Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness at the time of the prepayment, repurchase, redemption or defeasance thereof;
(b) Notwithstanding the foregoing, nothing in Section 11.7(a) shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Administrative Agent instructing it not to make or permit the Borrower and/or the Subsidiaries to make any such repayment or prepayment, (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 11.1 after giving effect to such transfer or (iii) the prepayment, repurchase, redemption or other defeasance of the Senior Notes, any Permitted Junior Indebtedness, any Permitted Junior Refinancing Indebtedness or any Permitted Additional Debt (x) with the amount of the Net Cash Proceeds of the issuance or sale of Stock (other than Disqualified Stock) of the Borrower within four months of the issuance of such Stock (such amount, an “Equity Funded Prepayment”), (y) with the proceeds of Revolving Loans in an amount equal to the positive difference, if any, between an Equity Funded Prepayment and the amount of such Equity Funded Prepayment that are actually used to prepay, repurchase, redeem or defease Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness pursuant to the foregoing clause (x) within four months of the related issuance of Stock or (z) in exchange for Stock (other than Disqualified Stock) of the Borrower; and”
2.15    Amendment to Section 11.11. Section 11.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 11.11 Financial Performance Covenants.
(a)    First Lien First Out Leverage Ratio. The Borrower will not permit the First Lien First Out Leverage Ratio as of the last day of each fiscal quarter of the Borrower to be greater than the ratio applicable to such fiscal quarter set forth below:

Fiscal Quarter Ending	First Lien First Out Leverage Ratio
September 30, 2017 through December 31, 2019	1.90 to 1.00
Thereafter	1.50 to 1.00

(b)    Interest Expense Ratio. The Borrower will not permit the Interest Expense Ratio as of the last day of each fiscal quarter of the Borrower to be less than 1.20 to 1:00.
(c)    First Lien Asset Coverage Ratio. The Borrower will not permit the First Lien Asset Coverage Ratio as of the last day of each fiscal quarter of the Borrower to be less than 1.20 to 1.00.
(d)    Liquidity. The Borrower will not permit Liquidity to be less than $150,000,000 as of the last day of each calendar month. Together with the delivery of the information required to be delivered pursuant to Section 10.15, the Borrower will deliver a certificate of an Authorized Officer certifying the amount of Liquidity as of the last day of the preceding calendar month and showing, in reasonable detail, supporting information and calculations reflecting the amount of such Liquidity.”

2.16    Amendment to Section 12.3.    Subsection 12.3(a) of the Credit Agreement is hereby amended by (a) inserting “10.10(g),” immediately before “10.11(c)” contained therein and (b) deleting “Article” contained therein.
2.17    Amendment to Section 13.7. Section 13.7 of the Credit Agreement is hereby amended by replacing “Loan Documents” contained therein with “Credit Documents”.
2.18    Amendment to Section 14.1. Section 14.1 of the Credit Agreement is hereby amended by (a) inserting “(including, for the avoidance of doubt, Section 2.17)” immediately after “Except as expressly set forth in this Agreement” in the first sentence thereof, (b) inserting “the Maturity Date or” immediately after the second instance of “or extend” contained in clause (i) of the second proviso thereof and (c) replacing “final paragraph of Article 11.15” contained in clause (ii) of the second proviso thereof with “provisions of Article XII following Section 12.10”.
2.19    Amendment to Schedules. (a) Schedule 1.1(a) of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1.1(a) attached hereto, (b) Schedule 1.1(e) attached hereto is hereby added to the Credit Agreement as Schedule 1.1(e) thereto and (c) Schedule 9.25 attached hereto is hereby added to the Credit Agreement as Schedule 9.25 thereto.
2.20    Amendment to Exhibits. Exhibit L attached hereto is hereby added to the Credit Agreement as Exhibit L and the following reference thereto is hereby added to the list of “Schedules and Exhibits” at the end thereof: “Exhibit L: Form of First Out Collateral Agency Agreement”.
2.21    Amendment and Restatement of Security Documents. The Majority Lenders hereby direct the Administrative Agent on behalf of the Secured Parties to enter into the Security Agreement and the Pledge Agreement.
Section 3.    Effectiveness. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied (the “Effective Date”):
3.1    The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of (a) this Amendment from the Borrower, each Guarantor and each Lender, (b) the First Out Collateral Agency Agreement from each of the parties party thereto, (c) the Security Agreement from each of the parties party thereto, (d) the Pledge Agreement from each of the parties party thereto and (e) priority confirmation joinders to each of the Existing Intercreditor Agreement and the First Lien Intercreditor Agreement.
3.2    The Administrative Agent shall have received an opinion by Sullivan & Cromwell LLP, as counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent.
3.3    As a concurrent condition to the occurrence of the Effective Date, the Borrower shall have (a) prepaid the outstanding Term Loans in the amount required to cause Total Term Loan Exposure to be no more than $200,000,000 and (b) repaid outstanding Revolving Loans in the amount equal to the remaining Net Cash Proceeds of First Out Substitute Facility Indebtedness

after giving effect to the prepayment of outstanding Term Loans in clause (a), in each case, with the Net Cash Proceeds of the First Out Substitute Facility Indebtedness.
3.4    The Borrower shall have permanently reduced the Total Revolving Commitment by $400,000,000 pursuant to the terms of Section 4.2(a) of the Credit Agreement.
3.5    The Borrower shall have received Net Cash Proceeds of the First Out Substitute Facility Indebtedness in an amount not less than $900,000,000.
3.6    After giving effect to the transactions described in Sections 3.3 and 3.4 hereof, Liquidity shall not be less than $500,000,000.
3.7    The Administrative Agent shall have received (a) a “Life-of- Loan” Federal Emergency Standard Flood Hazard Determination with respect to any Real Property encumbered by any Mortgage with a structure (including any structure with at least two walls and a roof) or manufactured mobilehome and (b) if such Real Property is located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each relevant Credit Party, and (ii) evidence of flood insurance on such terms and in such amounts as required by the Flood Insurance Regulations reasonably satisfactory to each Lender.
3.8    The Borrower shall have paid (a) an amendment fee payable to the Administrative Agent for the account of each of the Revolving Lenders and Term Loan Lenders (including JPMorgan Chase Bank, N.A.) in an amount equal to basis points on each such Revolving Lender’s Revolving Commitment and such Term Loan Lender’s Term Loan Commitment, as applicable, in effect on the Effective Date and (b) to the extent invoiced, all fees and other amounts due and payable on or prior to the Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
3.9    No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
Section 4.    Termination. If one or more of the conditions set forth in Section 3 hereof has not been satisfied on or before December 31, 2017 (the “Termination Date”), this Amendment shall automatically terminate on the Termination Date and shall be of no force or effect.
Section 5.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    Miscellaneous.
6.1    (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment;

(b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment; and (e) unless otherwise specified, each Lender’s executed signature page to this Amendment constitutes such Lender’s signature in all its capacities under the Credit Agreement.
6.2    Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) except for the amendments set forth herein, amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
6.3    The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
6.4    This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.

6.5     THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

GUARANTORS:
CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES LONG BEACH, INC.
CALIFORNIA RESOURCES PETROLEUM CORPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
CALIFORNIA RESOURCES TIDELANDS, INC.
SOUTHERN SAN JOAQUIN PRODUCTION, INC.
THUMS LONG BEACH COMPANY

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CALIFORNIA RESOURCES ELK HILLS, LLC CRC CONSTRUCTION SERVICES, LLC CRC SERVICES, LLC SOCAL HOLDING, LLC

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CALIFORNIA RESOURCES WILMINGTON , LLC

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CRC MARKETING, INC.

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

ELK HILLS POWER, LLC

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

TIDELANDS OIL PRODUCTION COMPANY

By:
Name:
Title:

CALIFORNIA RESOURCES COLES LEVEE, LLC

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CALIFORNIA RESOURCES COLES LEVEE, L.P.

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

[LENDER]

By:
Name:
Title:

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Schedule 1.1(a)
Revolving Commitments
[See attached]

Schedule 1.1(e)
Certain Excluded Property
[See attached]

Exhibit L
Form of First Out Collateral Agency Agreement
[See attached]